Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for tender of any and all

1.950% Senior Notes due 2015,

2.950% Senior Notes due 2017,

4.300% Senior Notes due 2022 and

5.875% Senior Notes due 2042

of

PHILLIPS 66

Pursuant to the Prospectus

dated                 , 2012

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By Mail:

The Bank of New York Mellon Trust Company, N.A. as Exchange Agent

c/o The Bank of New York Mellon Corporation

111 Sanders Creek Parkway – Reorganization Dept.

East Syracuse, New York 13057

Attention: Christopher Landers

By Facsimile: (615) 238-0575 Confirm by Telephone: (315) 414 -3362

By Hand:

The Bank of New York Mellon Trust Company, N.A. as Exchange Agent

c/o The Bank of New York Mellon Corporation

111 Sanders Creek Parkway – Reorganization Dept.

East Syracuse, New York 13057

Attention: Christopher Landers

By Overnight Courier:

The Bank of New York Mellon Trust Company, N.A. as Exchange Agent

c/o The Bank of New York Mellon Corporation

111 Sanders Creek Parkway – Reorganization Dept.

East Syracuse, New York 13057

Attention: Christopher Landers

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via facsimile, other than as set forth above will not constitute valid delivery.

As set forth under the caption, “The Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus dated , 2012 (the “Prospectus”) of Phillips 66 (the “Company”) and in Instruction 2 of the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”), this form must be used to accept the Company’s offers to exchange (i) an aggregate principal amount of up to $800,000,000 of its 1.950% Senior Notes due 2015 (the “old 2015 notes”) for a like principal amount of its 1.950% Senior Notes due 2015 (the “new 2015 notes”), (ii) an aggregate principal amount of up to $1,500,000,000 of its 2.950% Senior Notes due 2017 (the “old 2017 notes”) for a like principal amount of its 2.950% Senior Notes due 2017 (the “new 2017 notes”), (iii) an aggregate principal amount of up to $2,000,000,000 of its 4.300% Senior Notes due 2022 (the “old 2022 notes”) for a like principal amount of its 4.300% Senior Notes due 2022 (the “new 2022 notes”), and (iv) an aggregate principal amount of up to $1,500,000,000 of its 5.875% Senior Notes due 2042 (the “old 2042 notes” and, together with the old 2015 notes, the old 2017 notes and the old 2022 notes, the “Old Notes”) for a like principal amount of its 5.875% Senior Notes due 2042 (the “new 2042 notes” and, together with the new 2015 notes, the new 2017 notes and the new 2022 notes, the “New Notes”) if time will not permit the Letter of Transmittal, certificates representing such Old Notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date. This form must be delivered by an eligible institution (as defined in the Letter of Transmittal) by mail, hand delivery or overnight courier or transmitted, via facsimile, to the exchange agent as set forth above. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Guaranteed Delivery Procedures” of the Prospectus.

The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess thereof. The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal must be timely received by the exchange agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

The undersigned understands that payment by the exchange agent for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the exchange agent’s account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (If Known) of Old Notes or if Old Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Title of Securities (i.e., 1.950% Senior Notes, 2.950% Senior Notes, 4.300% Senior Notes or 5.875% Senior Notes)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN AND COMPLETE
Signature(s) of registered Holder(s) or authorized signatory:	Date:

Address:

Name(s) of registered Holder(s):	Area Code and Telephone No.

If Old Notes will be delivered by book-entry transfer to DTC, check the box below and insert DTC Account Number:

☐
DTC Account No.:

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as their (its) name(s) appear on certificate(s) for Old Notes, or if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association (each of the foregoing being referred to as an “Eligible Institution”), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made “own(s)” the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the exchange agent’s account at the DTC pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the exchange agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.